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EXHIBIT 23-CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Regions Financial Corporation and subsidiaries of our report dated February 4, 1997, except for the last two paragraphs of Note Q as to which the date is March 13, 1997, included in the 1996 Annual Report to Stockholders of Regions Financial Corporation.

We also consent to the incorporation by reference of our report dated February 4, 1997, except for the last two paragraphs of Note Q as to which the date is March 13, 1997, with respect to the consolidated financial statements of Regions Financial Corporation and subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1996 in the following Registration Statements and in the related Prospectuses:

Form S-8 No. 33-36936 pertaining to the Employee Stock Purchase Plan of Regions
    Financial Corporation;
Post Effective Amendment No. 1 to Form S-8 No. 33-41784 pertaining to the
    Directors' Stock Investment Plan of Regions Financial Corporation;
Form S-8 No. 2-95291 pertaining to the 1983 Stock Option Plan;
Form S-8 No. 33-40728 pertaining to the 1991 Long-Term Incentive Plan;
Form S-8 No. 33-58469 pertaining to the Stock Options Assumed in the acquisition of First Community Bancshares, Inc. and the Stock Options Assumed in the acquisition of Union Bank and Trust Company;
Form S-8 No. 33-58979 pertaining to the 1991 Long-Term Incentive Plan;
Form S-3 No. 33-59735 pertaining to the registration of $200,000,000
    Subordinated Debt Securities;
Form S-8 No. 333-05281 pertaining to the Stock Options Assumed in Acquisition of Metro Financial Corporation;
Form S-8 No. 333-05335 pertaining to the Stock Options Assumed in Combination with First National Bancorp;
Form S-8 No. 333-10575 pertaining to the Common Stock of Regions Financial
    Corporation Distributable Under First National Bancorp Employee And
    Director Stock Purchase Plan Pursuant to the Combination with First National Bancorp;
Form S-8 No. 333-10701 pertaining to the Stock Options Assumed in Acquisition of First Gwinnett Bancshares, Inc.;
Form S-8 No. 333-10683 pertaining to the Stock Options Assumed in Acquisition of Rockdale Community Bank; and
Form S-8 No. 333-21651 pertaining to the Stock Options Assumed in Acquisition of Florida First Bancorp, Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-36936) pertaining to the Employee Stock Purchase Plan of Regions Financial Corporation and in the related Prospectus of our report dated March 21, 1997, with respect to the financial statements of the Employee Stock Purchase Plan of Regions Financial Corporation included in the Annual Report (Form 11-K), filed as an exhibit to Form 10-K, for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41784) pertaining to the Directors' Stock Investment Plan of Regions Financial Corporation and in the related Prospectus of our report dated March 21, 1997, with respect to the financial statements of the Directors' Stock Investment Plan of Regions Financial Corporation included in the Annual Report (Form 11-K), filed as an exhibit to Form 10-K, for the year ended December 31, 1996.





/s/ Ernst & Young LLP
Birmingham, Alabama
March 26,1997